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                                                                    EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement No. 33-55377 of Lone Star Industries, Inc. of our report dated January 27, 1994 on the Kosmos Cement Company financial statements and financial statement schedules, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Houston, Texas

January 13, 1995